Exhibit (11) under N-1A
                                                Exhibit 23 under Item 601/Reg SK


                CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated April 15, 1998, with respect to the financial statements of Federated U.S. Government Securities Fund: 1-3 Years, in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A No. 2-89028) and the related Prospectuses (Institutional and Institutional Services Shares)of Federated U.S. Government Securities Fund: 1-3 Years, dated April 30, 1998.



By: ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
April 23, 1998